Exhibit C-3
רשומות ספר החוקים כ"ז באלול התשפ"ד 3292 30 בספטמבר 2024 עמוד חוק תקציב נוסף לשנת הכספים 2024 )מס' 2(, התשפ"ד2024- ̧ 1516

1516 םיקוחה רפס רפסז"כ 3292, םיקוחה רפסיקוחה רפס התוכן עמוד תוספת ראשונה תקציב רגיל ריכוז התוספת הראשונה1519 נשיא המדינה ולשכתו 1523 הכנסת 1524 משרד ראש הממשלה 1525 משרד האוצר 1527 משרד הפנים 1528 המשרד לביטחון הפנים1529 משרד המשפטים 1530 משרד החוץ 1532 מטה לביטחון לאומי 1533 גמלאות ופיצויים 1534 הוצאות שונות 1535 בחירות ומימון מפלגות 1536 משרד הביטחון 1537 הוצאות חירום אזרחיות 1538 תיאום הפעולות בשטחים1539 הרשויות המקומיות 1540 מדע, תרבות וספורט 1541 משרד החינוך 1542 ההשכלה הגבוהה 1544 המשרד לשירותי דת 1545 משרד הרווחה 1546 משרד הבריאות 1548 הרשות לניצולי השואה 1550 המשרד להגנת הסביבה 1551 הקצבות לביטוח לאומי 1552 משרד הבינוי והשיכון 1553 משרד העלייה והקליטה 1554 הוצאות ביטחוניות שונות 1555 משרד החקלאות 1556 משרד האנרגיה 1557 הוועדה לאנרגיה אטומית 1558 תעסוקה1559 התוכן עמוד משרד התיירות 1561 כלכלה ותעשייה 1562 משרד התקשורת 1563 משרד התחבורה 1564 רשות ממשלתית למים וביוב 1565 מענקי בינוי ושיכון 1566 המרכז למיפוי ישראל 1567 תשלום ריבית ועמלות 1568 חוק חיילים משוחררים1569 רזרבה כללית 1570 דיור ממשלתי 1571 המשטרה ובתי הסוהר 1572 רשויות פיקוח 1573 חינוך 1575 בריאות 1576 רשות האוכלוסין 1577 שיכון 1578 מפעלי מים1579 תעשייה 1580 תיירות 1581 תחבורה 1582 הוצאות פיתוח אחרות 1583 תשלום חובות 1584 תוספת שנייה תקציב מפעלים עסקיים ריכוז התוספת השנייה 1585 מפעלי משרד ראה"מ והאוצר 1586 בתי חולים לבריאות הנפש 1588 בתי חולים ממשלתיים 1590 נמל חדרה 1595 רשות מקרקעי ישראל 1597 תוספת שלישית עודפים שהועברו כמפורט בסעיף 7 לחוק 1599 תוכן תקציב 2024 ספר החוקים ,3292 כ"ז באלול התשפ"ד, 30.9.2024

םיקוחה רפס רפסז"כ 3292, םיקוחה רפסיקוחה רפס 1517 חוק תקציב נוסף לשנת הכספים 2024 )מס' 2(, התשפ"ד2024-* פרק א': פרשנות הגדרות .1 )א( בחוק זה - ; 1 "חוק יסודות התקציב" - חוק יסודות התקציב, התשמ"ה1985- "סעיף תקציב" - סעיף בתוספת הראשונה או בתוספת השנייה הקובע את ההוצאות של משרד ממשלתי, של רשות ציבורית או של גוף ציבורי או של נושא בעל היקף או חשיבות המצדיקים את קביעתו בסעיף נפרד, המחולק לתחומי פעולה לפי הצורך; "שנת הכספים 2024" - התקופה המתחילה ביום כ' בטבת התשפ"ד )1 בינואר 2024( ומסתיימת ביום ל' בכסלו התשפ"ה )31 בדצמבר 2024(; "תחום פעולה" - חלק של סעיף תקציב המוקצה לעניין מסוים, המחולק לתוכניות לפי הצורך; "תוכנית" - חלק של תחום פעולה המוקצה לעניין מסוים. )ב( לכל מונח אחר בחוק זה תהיה המשמעות הנודעת לו בחוק יסודות התקציב. פרק ב': התקציב לשנת הכספים 2024 תקציב ההוצאה לשנת הכספים 2024 ..2 )א( הממשלה רשאית להוציא בשנת הכספים 2024 סכום של 727,405,079,000 שקלים חדשים )להלן - תקציב ההוצאה לשנת 2024(, המורכב מתקציב רגיל בסך 524,522,771,000 שקלים חדשים ומתקציב פיתוח וחשבון הון בסך 202,882,308,000 שקלים חדשים. )ב( חלוקת תקציב ההוצאה לשנת 2024 לסעיפי תקציב, לתחומי פעולה ולתוכניות, תהיה כמפורט בתוספת הראשונה, בטור שכותרתו "הוצאה". תקציב ההוצאה המותנית בהכנסה לשנת הכספים 2024 ..3 )א( נוסף על תקציב ההוצאה לשנת ,2024 רשאית הממשלה להוציא בשנת הכספים ,2024 כהוצאה מותנית בהכנסה כמשמעותה בסעיף 5)א( ו–)ב( לחוק יסודות התקציב )להלן - תקציב ההוצאה המותנית בהכנסה לשנת 2024(, סכום של 108,274,821,000 שקלים חדשים, המורכב מתקציב רגיל בסך 96,068,137,000שקלים חדשים ומתקציב פיתוח וחשבון הון בסך 12,206,684,000 שקלים חדשים. )ב( חלוקת תקציב ההוצאה המותנית בהכנסה לשנת 2024 לסעיפי תקציב, לתחומי פעולה ולתוכניות, תהיה כמפורט בתוספת הראשונה, בטור שכותרתו "הוצאה מותנית בהכנסה". הרשאה להתחייב לשנת הכספים 2024 ..4 הממשלה רשאית להתחייב בשנת הכספים ,2024 בגבולות הסכומים הנקובים בתוספת הראשונה ביחס לכל סעיף תקציב, תחום פעולה ותוכנית, בטור שכותרתו "הרשאה להתחייב". * התקבל בכנסת ביום כ"ו באלול התשפ"ד )29 בספטמבר 2024(; הצעת החוק ודברי הסבר פורסמו בהצעות חוק הממשלה - ,1792 מיום ו' באלול התשפ"ד )9בספטמבר 2024(, עמ' .1356 1 ס"ח התשמ"ה, עמ' .60

1518 םיקוחה רפס רפסז"כ 3292, םיקוחה רפסיקוחה רפס שיא כוח אדם לשנת הכספים 2024 96,229.5משרות. .5 )א( הממשלה רשאית, בשנת הכספים ,2024 למלא משרות עד לשיא כוח אדם של )ב( חלוקת שיא כוח האדם האמור בסעיף קטן )א( לסעיפי תקציב, לתחומי פעולה ולתוכניות, תהיה כמפורט בתוספת הראשונה, בטור שכותרתו "שיא כוח אדם" ובטור שכותרתו "משרות עב"צ )עבודה בלתי צמיתה(". מפעלים עסקיים - תקציב, הרשאה להתחייב, שיא כוח אדם ותחזית תקבולים לשנת הכספים 2024 ..6 )א( נוסף על תקציב ההוצאה לשנת 2024 ועל תקציב ההוצאה המותנית בהכנסה לשנת ,2024 רשאית הממשלה להוציא בשנת הכספים 2024 במסגרת תקציב מפעלים עסקיים, סכום של 37,493,278,000 שקלים חדשים; חלוקת הסכום האמור לסעיפי תקציב, לתחומי פעולה ולתוכניות תהיה כמפורט בתוספת השנייה, בטור שכותרתו "הוצאה". )ב( נוסף על ההרשאה להתחייב כאמור בסעיף ,4 רשאית הממשלה בשנת הכספים 2024 להתחייב במסגרת תקציב מפעלים עסקיים, בגבולות הסכומים הנקובים בתוספת השנייה ביחס לכל סעיף תקציב, תחום פעולה ותוכנית, בטור שכותרתו "הרשאה להתחייב". )ג( נוסף על מספר המשרות שהממשלה רשאית למלא בשנת הכספים 2024 לפי סעיף 5)א(, רשאית הממשלה בשנת הכספים 2024 למלא משרות במפעלים עסקיים עד לשיא כוח אדם של 36,390 משרות; חלוקת שיא כוח האדם האמור לסעיפי תקציב, לתחומי פעולה ולתוכניות תהיה כמפורט בתוספת השנייה, בטור שכותרתו "שיא כוח אדם" ובטור שכותרתו "משרות עב"צ )עבודה בלתי צמיתה(". )ד( תחזית התקבולים לכיסוי תקציב המפעלים העסקיים בשנת הכספים ,2024 היא כמפורט בתוספת השנייה. סכומים עודפים שנותרו בחוק התקציב הנוסף לשנת הכספים 2023 ..7 סכומים עודפים שנותרו בסעיפי התקציב בחוק התקציב הנוסף לשנת הכספים ,2023 אשר הותרו לשימוש בשנת הכספים ,2024 לפי סעיף 13 לחוק יסודות התקציב, ימשיכו להיות מותרים לשימוש בשנת הכספים 2024 בסעיפים שאליהם הם הועברו, כמפורט בתוספת השלישית. פרק ג': הוראות שונות תחולת חוק יסודות התקציב הנקובים בחוק זה ובאופן חלוקתם ייעשה בהתאם להוראות החוק האמור. .8 אין בהוראות חוק זה כדי לגרוע מהוראות חוק יסודות התקציב, וכל שינוי בסכומים תחילה.9 תחילתו של חוק זה ביום כ' בטבת התשפ"ד )1 בינואר 2024(. ..10 חוק זה יפורסם ברשומות בתוך שלושה חודשים מיום קבלתו. פרסום החלפת חוק התקציב לשנת הכספים 2024 2 .11 , והוראותיו של חוק חוק זה הוא חוק תקציב נוסף לפי סעיף 3)ג( לחוק־יסוד: משק המדינה ..3 זה יבואו במקום הוראותיו של חוק תקציב נוסף לשנת הכספים ,2024 התשפ"ד2024- 2 ס"ח התשל"ה, עמ' .206 3 ס"ח התשפ"ד, עמ' .648

םיקוחה רפס רפסז"כ 3292, םיקוחה רפסיקוחה רפס1519

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םיקוחה רפס רפסז"כ 3292, םיקוחה רפסיקוחה רפס 1591

3292, םיקוחה רפסיקוחה רפס ה רפס רפסז"כ 15 םיקוח 9 2

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